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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2005 (except for Notes 2 and 12, as to which the dates are August 8, 2005 and September    , 2005, respectively), in Amendment No. 5 to the Registration Statement (Form S-1, No. 333-122581) and related Prospectus of Intarcia Therapeutics, Inc. for the registration of shares of its common stock.

Ernst & Young LLP
Palo Alto, California

The foregoing consent is in the form that will be signed upon the effectiveness of the reverse stock split described in Note 12 to the financial statements.

/s/ Ernst & Young LLP
Palo Alto, California August 31, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM